UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant	☐

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PFF BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 28, 2005

Dear Shareholder:

          You are cordially invited to attend the Annual Meeting of Shareholders of PFF Bancorp, Inc., the holding company for PFF Bank & Trust, Glencrest Investment Advisors, Inc. and Diversified Builder Services, Inc., which will be held on Tuesday, September 13, 2005 at 9:00 a.m., local time, at the Sheraton Suites Fairplex, 601 W. McKinley Avenue, Pomona, California 91766.

          The attached Notice of Annual Meeting and proxy statement describe the formal business that PFF Bancorp will transact at the annual meeting.  The Board of Directors of PFF Bancorp has determined that an affirmative vote on each matter to be considered at the annual meeting is in the best interests of PFF Bancorp and its shareholders and unanimously recommends a vote “FOR” each of these matters.

          Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the annual meeting.  Your vote is important regardless of the number of shares you own.  Voting by proxy will not prevent you from voting in person at the annual meeting but will assure that your vote is counted if you cannot attend.

          On behalf of the Board of Directors and the employees of PFF Bancorp and its subsidiaries, we thank you for your continued support.

Sincerely yours,

Larry M. Rinehart
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, September 13, 2005

Time:	9:00 a.m., local time

Place:	Sheraton Suites Fairplex
601 W. McKinley Avenue
Pomona, California 91766

At our 2005 annual meeting, PFF Bancorp will ask you to:

1.	Elect Robert W. Burwell and Curtis W. Morris to serve as directors for a term of office set to expire in 2008 or until their successors are elected and qualified.

2.	Ratify the appointment of KPMG LLP as independent auditors of PFF Bancorp for the fiscal year ending March 31, 2006.

3.	Transact any other business as may properly come before the annual meeting.

          You may vote at the annual meeting if you were a shareholder of PFF Bancorp at the close of business on July 18, 2005, the record date.

By Order of the Board of Directors,

Carole F. Olson
Secretary

Pomona, California
July 28, 2005

You are cordially invited to attend the annual meeting.  It is important that your shares be represented regardless of the number of shares you own.  The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope.  Returning the proxy card will not prevent you from voting in person if you attend the annual meeting.

GENERAL INFORMATION

GENERAL

          We are a Delaware corporation, which owns all the capital stock of PFF Bank & Trust, Glencrest Investment Advisors, Inc. and Diversified Builder Services, Inc.  As used in this proxy statement, the term “annual meeting” includes any adjournment or postponement of such meeting.

          We have sent you this proxy statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the annual meeting.  This proxy statement summarizes the information you will need to know to cast an informed vote at the annual meeting.  You do not need to attend the annual meeting to vote your shares.  You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the annual meeting.  This process is described below in the section entitled “Voting Rights.”

          We began mailing this proxy statement, the Notice of Annual Meeting and the enclosed proxy card on or about July 28, 2005 to all shareholders entitled to vote.  If you owned common stock of PFF Bancorp at the close of business on July 18, 2005, the record date, you are entitled to vote at the annual meeting.  On the record date, there were 24,581,645 shares of common stock outstanding.

QUORUM

          A quorum of shareholders is necessary to hold a valid meeting.  If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the annual meeting, a quorum will exist.  We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the annual meeting.

VOTING RIGHTS

          You are entitled to one vote at the annual meeting for each share of common stock of PFF Bancorp that you owned of record at the close of business on July 18, 2005.  The number of shares you own (and may vote) is listed at the top of the back of your proxy card.

          You may vote your shares at the annual meeting in person or by proxy.  To vote in person, you must attend the annual meeting and obtain and submit a ballot, which we will provide to you at the annual meeting.  To vote by proxy, you must complete, sign and return the enclosed proxy card.  If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed.  If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR the proposals identified in the Notice of Annual Meeting.

          If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines.  As of the date of this proxy statement, we know of no other matters that may be presented at the annual meeting, other than those listed in the Notice of Annual Meeting.

VOTE REQUIRED

Proposal 1: Election of Directors

To be elected, a nominee for director must receive a plurality of the votes cast at the annual meeting.  So, if you do not vote for a nominee, or you indicate “withhold authority” for a nominee on your proxy card, your vote will not count “for” or “against” the nominee.  You may not vote your shares cumulatively for the election of the director nominees.

Proposal 2: Ratification of the Appointment of Independent Auditors

Approval of Proposal 2 requires the affirmative vote of a majority of the votes entitled to be cast by the common stock represented at the annual meeting.  Abstentions will be counted solely for the purpose of determining whether a quorum is present.

EFFECT OF BROKER NON-VOTES

          If your broker holds shares that you own in “street name,” the broker may vote your shares on the proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on the proposals, this will constitute a “broker non-vote.” Here is the effect of a “broker non-vote.”

•	Proposal 1: Election of Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect the director nominees.

•	Proposal 2: Ratification of Independent Auditors. A broker non-vote will be counted solely for the purpose of determining whether a quorum is present.

CONFIDENTIAL VOTING POLICY

          PFF Bancorp maintains a policy of keeping shareholder votes confidential.  We only let our Inspector of Election and certain employees of our independent tabulating agents examine the voting materials.  We will not disclose your vote to management unless it is necessary to meet legal requirements.  Our independent tabulating agent will, however, forward any written comments that you may have to management.

REVOKING YOUR PROXY

You may revoke your grant of proxy at any time before it is voted by:

•	filing a written revocation of the proxy with our Secretary;

•	submitting a signed proxy card bearing a later date; or

•	attending and voting in person at the annual meeting, but you also must file a written revocation with the clerk of the annual meeting prior to the voting.

          If your shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the annual meeting.  Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of PFF Bancorp.

SOLICITATION OF PROXIES

          We will pay the costs of soliciting proxies from its shareholders.  Directors, officers or employees of PFF Bancorp and its subsidiaries may solicit proxies by mail, telephone and other forms of communication.  We have also hired Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of $5,500 plus reimbursement of out-of-pocket costs and expenses.

          We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

OBTAINING AN ANNUAL REPORT ON FORM 10-K

          Annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge from our Internet site, www.pffbancorp.com.

          We will furnish any or all of the non-confidential exhibits upon payment of a reasonable fee.  Please send request for exhibits and/or fee information to:

PFF Bancorp, Inc.
350 South Garey Avenue
Pomona, California 91766
Attn: Corporate Secretary

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of PFF Bancorp

          The following table sets forth, as of July 18, 2005, certain information concerning persons owning in excess of 5% of the outstanding shares of our common stock.  We know of no person, except as listed below, who beneficially owned more than 5% of our outstanding shares of common stock as of July 18, 2005.  Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities and Exchange Commission and with PFF Bancorp pursuant to the Securities Exchange Act of 1934, as amended, and on information presented to management.  Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications.  For purposes of the table below, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of any shares of common stock:  (1) over which he or she has or shares, directly or indirectly, voting or investment power; or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after July 18, 2005.  As used in this proxy statement, “voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent(5)

Common Stock,	PFF Bank & Trust Employee Stock	2,411,174	(1)	9.8%
$0.01 par value	Ownership Plan
	350 South Garey Avenue
	Pomona, California 91766
Common Stock,	Barclays Global Investors, NA	1,729,501	(2)	7.0%
$0.01 par value	45 Fremont Street, 17th Floor
	San Francisco, California 94105
Common Stock,	Goldman Sachs Asset Management, L.P.	2,274,790	(3)	9.3%
$0.01 par value	32 Old Slip
	New York, New York 10005
Common Stock,	Wellington Management Company, LLP	1,371,967	(4)	5.6%
$0.01 par value	75 State Street Boston,
	Massachusetts 02109

(footnotes on following page)

(1)

The PFF Bank & Trust Employee Stock Ownership Plan (“ESOP”) is administered by the Employee Compensation and Benefits Committee of the Board of Directors.  The ESOP’s assets are held in a trust (the “ESOP Trust”), for which The Mechanics Bank serves as trustee (the “ESOP Trustee”). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants.  At July 18, 2005, 2,334,200 shares held by the ESOP Trust have been allocated under the ESOP and 76,974 shares remain unallocated.  Under the terms of the ESOP, the ESOP Trustee will vote the unallocated shares in a manner calculated to most accurately reflect the instructions received from participants regarding allocated shares so long as the ESOP Trustee determines such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

(2)

As reported by Barclays Global Investors, NA on a Schedule 13G filed with the SEC on February 14, 2005, which reported sole voting power with respect to 1,002,047 shares and sole investment power with respect to 1,153,001 shares as of December 31, 2004.  The number of shares shown in the table on the previous page reflect the 3-for-2 stock split effected on March 3, 2005.

(3)

As reported by Goldman Sachs Asset Management, L.P. on a Schedule 13G/A filed with the SEC on February 7, 2005, which reported sole voting power with respect to 1,127,357 shares and sole investment power with respect to 1,516,527 shares as of December 31, 2004.  The number of shares shown in the table on the previous page reflect the 3-for-2 stock split effected on March 3, 2005.

(4)

As reported by Wellington Management Company, LLP in a Schedule 13G filed with the SEC on February 14, 2005, which reported shared voting power with respect to 452,165 shares and shared investment power with respect to 914,645 shares as of December 31, 2004.  The number of shares shown in the table on the previous page reflect the 3-for-2 stock split effected on March 3, 2005.

(5)	Percentages with respect to each person or group of persons have been calculated based upon 24,581,645 shares of common stock, the number of shares outstanding as of July 18, 2005.

SECURITY OWNERSHIP OF MANAGEMENT

          The following table sets forth information about the shares of common stock beneficially owned by each director of PFF Bancorp, by each named executive officer of PFF Bancorp identified in the Summary Compensation Table included elsewhere in this proxy statement, and by all directors and executive officers of PFF Bancorp or PFF Bancorp’s wholly owned subsidiaries, PFF Bank & Trust, Glencrest Investment Advisors, Inc. and Diversified Builder Services, Inc. as a group as of July 18, 2005.  Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock indicated.

Name	Position with PFF Bancorp	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock, $.01 par value Outstanding(3)

Robert W. Burwell(4)	Chairman of the Board	157,823	*
Richard P. Crean	Director	13,500	*
Jerald W. Groene(5)	Senior Vice President and Chief Lending Officer of PFF Bank & Trust	115,050	*
Kevin McCarthy(6)	Senior Executive Vice President of PFF Bancorp and Senior Executive Vice President and Chief Operating Officer of PFF Bank & Trust	296,461	1.2%
Stephen C. Morgan(7)	Director	66,225	*
Curtis W. Morris(8)	Vice Chairman of the Board	127,410	*
Larry M. Rinehart(9)	Director, President and Chief Executive Officer	204,354	*
Gilbert F. Smith(10)	Senior Vice President and General Counsel of PFF Bank & Trust	110,045	*
Jil H. Stark(11)	Director	198,154	*
Royce A. Stutzman(12)	Director	65,854	*
Gregory C. Talbott(13)	Executive Vice President, Chief Financial Officer and Treasurer	346,623	1.4%
All directors and executive officers as a group (13 persons)(14)		2,000,587	7.9%

(footnotes on following page)

*	Less than one percent

(1)	See “Security Ownership of Certain Beneficial Owners and Management – Principal Shareholders of PFF Bancorp” for a definition of “beneficial ownership.”

(2)	Amounts include 13,500 shares of time restricted stock for each non-employee director.

(3)

Percentages with respect to each person or group of persons have been calculated based on 24,581,645 shares of common stock, the total number of shares of common stock outstanding as of July 18, 2005, plus shares of common stock that such person or group of persons has the right to acquire within 60 days of July 18, 2005 by the exercise of stock options.

(4)	Includes 28,566 shares in plan trusts related to the 1996 Incentive Plan and options to purchase 68,476 shares.

(5)	Includes 5,163 shares held by the SERP trust, 29,406 shares allocated to Mr. Groene’s account under the ESOP and 30 shares held in the 401(k) Plan trust.

(6)	Includes 17,821 shares held by the SERP trust, 31,768 shares allocated to Mr. McCarthy’s account under the ESOP and options to purchase 133,789 shares.

(7)	Includes options to purchase 50,625 shares.

(8)	Includes 2,925 shares held by spouse, 3,655 shares held in an IRA, 23,022 shares vested but deferred to which Mr. Morris has voting power and options to purchase 68,473 shares.

(9)	Includes 71,700 shares held by the SERP trust and 32,625 shares allocated to Mr. Rinehart’s account under the ESOP.

(10)

Includes 6,228 shares held in the 401(k) Plan trust, 7,408 shares held by the SERP trust, 9,810 shares vested but deferred to which Mr. Smith has voting power, 29,751 shares allocated to Mr. Smith’s account under the ESOP and options to purchase 23,883 shares.

(11)	Includes options to purchase 133,817 shares.

(12)

Includes 367 shares held in a SEP-IRA 1259 shares in a deferred compensation plan, 88 shares held by Mr. Stutzman’s spouse, 15 shares held as trustee for his grandchild and options to purchase 50,625 shares.

(13)	Includes 27,711 shares held by the SERP Trust, 31,875 shares allocated to Mr. Talbott’s account under the ESOP and options to purchase 149,222 shares.

(14)

The amount of shares for all directors and executive officers as a group includes 76,974 shares held by the ESOP Trust that have not been allocated to eligible participants as of July 18, 2005, over which the Employee Compensation and Benefits Committee (consisting of Messrs. Morgan, Burwell and Morris) may be deemed to have sole investment power, except in limited circumstances, thereby causing each committee member to be a beneficial owner of such shares.  Each member of this committee disclaims beneficial ownership of such shares and accordingly, such shares are not attributed to the members of this committee individually.  As of July 18, 2005, 2,334,200 shares are allocated to participants pursuant to PFF Bancorp’s ESOP.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Nominees	Term to Expire

Robert W. Burwell	2008
Curtis W. Morris	2008

          Directors Burwell and Morris are currently serving on our Board of Directors.  If you elect the nominees listed above, they will hold office until the annual meeting in 2008 or until their successors have been elected and qualified.

          We know of no reason why either of the nominees may be unable to serve as directors.  If either of the nominees is unable to serve, your proxy may vote for another nominee proposed by the Board.  If for any reason either of the nominees proves unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy.  The Board has no reason to believe that either of its nominees would prove unable to serve if elected.

The Board of Directors unanimously recommends a vote “FOR” all of the nominees for election as directors.

Nominees and Continuing Directors

Nominees	Age(1)	Term Expires	Position(s) Held with PFF Bancorp	Director Since(2)

Robert W. Burwell	73	2008	Chairman of the Board	1984
Curtis W. Morris	69	2008	Vice Chairman of the Board	1988
Continuing Directors
Richard P. Crean	61	2007	Director	2005
Larry M. Rinehart	57	2007	Director, President and Chief Executive Officer	1994
Stephen C. Morgan, Ed. D.	59	2006	Director	2001
Jil H. Stark	68	2006	Director	1975
Royce A. Stutzman	67	2006	Director	2002

(1)	At July 18, 2005.
(2)	Includes years of service as a director of PFF Bank & Trust.

Biographical Information

          The principal occupation and business experience of the nominees for election as director and each continuing director are set forth below.  Unless otherwise indicated, each of the following persons has held his or her present position for the last five years.  Each nominee and continuing director serves as a director of PFF Bancorp, Inc., PFF Bank & Trust, and Diversified Builder Services, Inc.

Nominees

          Robert W. Burwell was President and Chief Executive Officer of the Pomona Valley Hospital Medical Center from 1972 until his retirement in 1993.

          Curtis W. Morris is associated with the law firm of Lamb, Morris & Lobello and has been a practicing attorney for 36 years.  Mr. Morris is also a director of Glencrest Investment Advisors, Inc.

Continuing Directors

          Richard P. Crean, a private wealth manager with California Financial Partners, Inc., is the former President and CEO of Averbeck Company, an insurance brokerage firm.

          Stephen C. Morgan, Ed. D., has been the president of the University of LaVerne since 1985.

          Larry M. Rinehart has served as President and Chief Executive Officer of PFF Bank & Trust since 1992 and of PFF Bancorp since 1996.  He served as President-elect and Executive Vice President of PFF Bank & Trust from July 1991 to August 1992.  Mr. Rinehart also serves as Director, President and Chief Executive Officer of Pomona Financial Services, Inc. and Diversified Services, Inc.  He serves as a director of Glencrest Investment Advisors, Inc. and Diversified Builder Services, Inc.  He is also a director of Glencrest Insurance Services, Inc.

          Jil H. Stark is a retired administrator at Claremont McKenna College and faculty member at Scripps College.

          Royce A. Stutzman, a Certified Valuation Analyst and Certified Public Accountant, is past managing partner and current Chairman of Vicenti, Lloyd & Stutzman LLP, a regional accounting firm.

Executive Officers Who are Not Directors

          Kevin McCarthy, age 53, serves as Senior Executive Vice President of PFF Bancorp and Senior Executive Vice President and Chief Operating Officer of PFF Bank & Trust.  Mr. McCarthy is a director of Pomona Financial Services, Inc. and Diversified Services, Inc.  Mr. McCarthy also serves as Chairman of the Board of Directors of Glencrest Investment Advisors, Inc. and Chairman of the Board of Glencrest Insurance Services, Inc.

          Gregory C. Talbott, age 51, is the Executive Vice President, Chief Financial Officer and Treasurer of PFF Bancorp and Executive Vice President and Chief Financial Officer of PFF Bank & Trust.  Mr. Talbott also serves as a director of Glencrest Investment Advisors, Inc. and as a director of Glencrest Insurance Services, Inc.

          Gilbert F. Smith, age 59, currently serves as Senior Vice President and General Counsel of PFF Bank & Trust.  Mr. Smith is Chairman of the Board of Directors of Pomona Financial Services, Inc. and Diversified Services, Inc.  Mr. Smith also serves as a director of Glencrest Investment Advisors, Inc. and as a director of Glencrest Insurance Services, Inc.

          Jerald W. Groene, age 57, is Senior Vice President and Chief Lending Officer of PFF Bank & Trust.  Mr. Groene is a director of Pomona Financial Services, Inc. and Diversified Services, Inc.  Mr. Groene also serves as a director of Glencrest Investment Advisors, Inc. and as a director of Glencrest Insurance Services, Inc.

          Lynda Scullin, age 47, has served as Senior Vice President and Branch Administrator of PFF Bank & Trust since 1997.

          Robert L. Golish, age 50, has served as Senior Vice President and Senior Counsel of PFF Bank & Trust since 1994 and Chief Information Officer of PFF Bank & Trust since 1999.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

Meetings and Committees of the Board of Directors

          Our Board of Directors currently consists of seven members.  The Board of Directors oversees our business and monitors the performance of our management.  In accordance with our corporate governance guidelines, the Board of Directors does not involve itself in our day-to-day operations.  Our executive officers and management oversee our day-to-day operations.  Our directors fulfill their duties and responsibilities by attending regular meetings of the Board of Directors and committees, and also through considerable telephone contact and other communications with the Chairman and others regarding matters of concern and interest to us. Our directors also discuss business and other matters with the Chairman, other key executives, and our principal external advisors (legal counsel, auditors, financial advisors and other consultants).

          The Board of Directors held a total of twelve meetings during the fiscal year ended March 31, 2005.  Each incumbent director attended at least 75% of the meetings of the Board of Directors held during the time in which they served as director, plus meetings of committees on which that particular director served during this period.

          Once each quarter, the regularly scheduled Board of Directors meeting includes an executive session of non-management directors.  The Chairman of the Board of Directors presides over all executive sessions of the Board of Directors.

Committees of the Board

          Our Board of Directors has established the following committees:

AUDIT COMMITTEE

The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our independent auditors and reports any substantive issues found during the audit to the Board of Directors.  The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors.  The Board of Directors has adopted a written charter for the Audit Committee, which is attached hereto as Appendix A.

Directors Stark, Morgan, Burwell and Stutzman currently serve as members of the committee.  Director Stark is the Chairman of the committee.  All members of the Audit Committee are independent directors as defined under The New York Stock Exchange listing standards.  PFF Bancorp believes that Mr. Stutzman qualifies as an “Audit Committee Financial Expert” as that term is defined by applicable SEC rules, and our Board of Directors has designated him as such.  The Audit Committee met four times in fiscal 2005.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to become Board members and assists the Chairman of the Board in determining the composition and chairmanship of Board committees.  The Nominating and Corporate Governance Committee also assists the Board in monitoring a process to assess Board effectiveness and in developing and implementing our corporate governance guidelines.  Directors Burwell, Morgan, Morris, Stark and Stutzman currently serve on the committee. Director Stutzman is the Chairman of the committee.  All members of the Nominating Committee are independent directors as defined under the New York Stock Exchange Listing Standards.  The Nominating Committee met six times in fiscal 2005.  The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available at our website.

The Nominating and Corporate Governance Committee will consider recommendations from shareholders if submitted to the attention of the Secretary in a timely manner in accordance with the procedures set forth in our Bylaws and will apply the same criteria to all persons being considered.

Under our Bylaws, if you wish to nominate a director or bring other business before an annual meeting (which is not included in the proxy statement for the 2006 Annual Meeting), the following criteria must be met: (i) you must be a shareholder of record; (ii) you must have given timely notice in writing to the Secretary of PFF Bancorp; and (iii) your notice must contain specific information required in our Bylaws.  To be considered timely for inclusion in our 2006 annual meeting, PFF Bancorp must receive your advance written notice of business or nominations to the Board of Directors no less than 90 days preceding the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which the notice to shareholders of the annual meeting date was mailed or such public disclosure was made.  The advance notice by shareholders must include the shareholder’s name and address, as they appear on our record of shareholders and the class and number of shares of capital stock that are beneficially owned by such shareholder.  The shareholder’s notice to the Secretary must also set forth certain information regarding the proposed nominee.  If a nomination is not properly brought before the meeting in accordance with our Bylaws, the Chair of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered.  Nothing in this paragraph shall be deemed to require us to include in our proxy statement or the proxy relating to an annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.  For additional information about our director nomination requirements, please see our Bylaws.

It is the policy of the committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders.  Shareholder nominees are analyzed by the committee in the same manner as nominees that are identified by the committee.  We do not pay a fee to any third party to identify or evaluate nominees, however, the committee does have authority to hire a third party for such purpose.

Directors Burwell and Morris were each nominated by the non-management, independent directors that comprise the Nominating Committee.  As of March 31, 2005, the Nominating Committee had not received any shareholder recommendations for nominees in connection with the 2005 Annual Meeting.

EMPLOYEE COMPENSATION AND BENEFITS COMMITTEE

The Employee Compensation and Benefits Committee establishes compensation and benefits for the Chief Executive Officer and for all other executive officers.  The committee is also responsible for approving and evaluating the Chief Executive Officer and the compensation plans, policies and programs of PFF Bancorp.  Directors Morgan, Burwell and Morris currently serve on the committee.  Director Morgan is the Chairman of the committee.  All members of the Employee Compensation and Benefits Committee are independent directors as defined under the New York Stock Exchange Listing Standards.  The Employee Compensation and Benefits Committee met four times in the 2005 fiscal year.  The Board of Directors has adopted a written charter for the Employee Compensation and Benefits Committee, which is available at our website.

Shareholder Communications with Our Board of Directors

          Shareholders may contact our Board of Directors by contacting Carole F. Olson, Secretary, PFF Bancorp, Inc., 350 South Garey Avenue, Pomona, California 91766.  All comments will be forwarded directly to the Board of Directors.

          It is our policy that all directors and nominees should attend the annual meeting.  At the 2004 annual meeting, all members of the Board of Directors were in attendance.

AUDIT COMMITTEE REPORT

          The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).  Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

          During fiscal 2005, the Audit Committee of our Board of Directors held four formal meetings.  It also met periodically throughout the year to discuss matters consistent with its duties.  Additionally, the members of the Audit Committee attended several educational events.

          During fiscal 2005, each member of our Audit Committee was independent as defined under the New York Stock Exchange listing standards.  The Board of Directors has certified that Mr. Stutzman qualifies as an Audit Committee Financial Expert as the term is defined by SEC regulations.  The Audit Committee operates under a written charter approved by the Board of Directors, which is attached hereto as Appendix A.

          The Audit Committee assists the Board of Directors by overseeing the audit coverage and monitoring the accounting, financial reporting, data processing, regulatory and internal control environments.  The primary duties and responsibilities of the Audit Committee are to: (1) serve as an independent and objective party to monitor our financial reporting process and internal control systems; (2) select and monitor the independent registered public accounting firm; (3) pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm; (4) review and appraise the audit efforts of our independent registered public accounting firm and internal audit providers; (5) oversee management’s establishment and enforcement of financial policies; (6) provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, the internal audit provider, and the Board of Directors; and (7) establish procedures for the receipt, retention and treatment of complaints or concerns, including confidential employee submissions, about accounting, internal accounting controls or auditing matters.

          The Audit Committee reviewed with our internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits and the results of internal audit examinations.  The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of PFF Bancorp and subsidiaries’ internal controls and the overall quality of PFF Bancorp and subsidiaries’ financial reporting process.

          The Audit Committee discussed and reviewed with its independent registered public accounting firm communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements.

          The Audit Committee, or designated representative thereof, reviewed and discussed interim financial information contained in each quarterly report and earnings announcement with management and the independent registered public accounting firm prior to public release.  The Audit Committee reviewed our audited consolidated financial statements as of and for the year ended March 31, 2005, with management and the independent registered public accounting firm.  Management has the responsibility for the preparation of our consolidated financial statements and the independent registered public accounting firm has the responsibility to express an opinion on those financial statements based on their audit.

          The Audit Committee has also received the written disclosures and the letter from our independent registered public accounting firm, KPMG LLP required by Independence Standards Board Standard No. 1 (entitled “Independence Discussions with Audit Committees”), has discussed the independence of KPMG LLP and considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining the auditor’s independence.

          Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2005 filed with the SEC.  A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to questions and will have the opportunity to make a statement if she or he so desires.  The Audit Committee also reappointed the independent registered public accounting firm, subject to the ratification of our shareholders.

Audit Committee of PFF Bancorp, Inc.

Jil H. Stark (Chairman)
Robert W. Burwell
Stephen C. Morgan
Royce A. Stutzman

Principal Accountant Fees and Services

          During the fiscal years ended March 31, 2005 and 2004, we retained and paid KPMG LLP to provide audit and other services as follows:

	2005	2004

Audit fees (1)	843,000	337,108
Audit related-fees (2)	—	54,932
Tax fees (3)	100,574	103,400
All other fees	—	—

Total	943,574	495,440

(1)

Audit fees consisted of audit work performed in the preparation of financial statements as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.  In fiscal 2005, this amount included $425,000 related to the fiscal 2005 financial statement audit and quarterly reviews, and $418,000 related to the fiscal 2005 audit of internal control over financial reporting (Sarbanes-Oxley Act).  In fiscal 2004, this amount included $281,708 related to the fiscal 2004 audit and quarterly reviews, and $55,400 related to a review of PFF Bank & Trust’s internal controls in connection with reporting required under the Federal Deposit Insurance Corporation Improvement Act (FDICIA).

(2)

Audit related fees consisted of fees for audits of financial statements of employee benefit plans ($0 and $46,878 for fiscal 2005 and 2004, respectively) and fees in connection with Sarbanes-Oxley Act Section 404 consultation ($0 and $9,882 for fiscal 2005 and 2004, respectively).

(3)	Tax fees consisted of fees related to the preparation of PFF Bancorp’s income tax returns and other consultative matters.

Preapproval Policies and Procedures

          Preapproval of Services. The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for us by our independent registered public accounting firm, subject to the de minimis exception for non-audit services described below which, if not pre-approved, are approved by the committee prior to completion of the audit.

          Exception. The preapproval requirement set forth above shall not be applicable with respect to non-audit services if:

(i)

The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by us to our auditor during the fiscal year in which the services are provided;

(ii)	Such services were not recognized by us at the time of the engagement to be non-audit services; and

(iii)

Such services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the committee.

          During the year ended March 31, 2005, the Audit Committee preapproved 100% of the services performed by KPMG LLP for us.

          Delegation. The committee may delegate to one or more designated members of the committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated under this paragraph to preapprove activities under this subsection shall be presented to the full committee at its next scheduled meeting.

Directors’ Compensation

          Meetings and Fees.  Each non-employee director of PFF Bancorp receives an annual retainer of $12,500 for serving on our Board of Directors, and each non-employee director of PFF Bank & Trust, except for the Chairman of the Board, receives a retainer of $3,300 per month. The Chairman of the Board receives a monthly retainer of $4,500.  Mr. Rinehart does not receive any additional compensation for serving as a director.  Directors are also eligible to receive grants of options under our incentive plans and reimbursements for certain medical expenses.  We paid fees totaling $327,000 to our non-employee directors for the year ended March 31, 2005.  During the year ended March 31, 2005, no options or restricted stock awards were granted to non-employee directors.  On May 25, 2005, each non-employee director was awarded 13,500 shares of  restricted stock under the 2004 Equity Incentive Plan.   These restricted stock awards vest in three annual installments beginning on May 25, 2006, except for one award which vests in two annual installments beginning on May 25, 2006.

          Directors’ Retirement Plan.  PFF Bank & Trust maintains the PFF Bank Directors’ Retirement Plan (the “Directors’ Retirement Plan”), which is a frozen non-qualified plan under which no new benefits have accrued since December 31, 1995.  The Directors’ Retirement Plan provides that, upon retirement, retiring directors are eligible to receive an annual benefit equal to 70% of the retiring directors’ annualized final earnings based on monthly board compensation as of December 31, 1995 (reduced by one one hundred and twentieth (1/120), for each month of service less than 120) which shall continue to be paid for the greater of ten years or the lifetime of the director.  All directors are currently credited with 120 months of service under the plan except for Mr. Crean, Mr. Morgan and Mr. Stutzman who have not been credited with any months of service.  Mr. Rinehart does not participate in the plan.  Benefits may not start until the director retires from service and reaches age 65.  The Directors’ Retirement Plan provides that in the event of a participant’s death prior to payment of all benefits due to the participation under the plan, the remaining benefits are to be paid to the beneficiary or beneficiaries designated by the participants or, if no such designation has been made, to the estate of the participant.

          Directors’ Deferred Compensation Plan.  PFF Bank & Trust maintains the PFF Bank Directors’ Deferred Compensation Plan, which is a non-qualified plan that offers directors the opportunity to defer fee compensation and stock awarded under the 1996 Incentive Plan.  The primary form of benefit for deferred fees is 120 monthly installment payments of the account balance.  Such balance shall equal the amount of the deferrals and interest thereon.  Other forms of benefit, including a lump sum payout, are available with certain restrictions.  Deferred stock awarded under the 1996 Incentive Plan is accounted for in the plan in the form of common stock units.  The form of benefit for deferred stock is a single lump sum payout or payment of equal installments over time.  Prior to March 1995, deferrals had been credited with an interest rate equal to the highest interest rate paid on a designated date to depositors of PFF Bank & Trust.  The plan now allows for an alternative choice whereby deferrals may be credited with investment earnings or losses equivalent to that of the PFF Bancorp common stock.

EXECUTIVE COMPENSATION

          The report of PFF Bancorp’s Employee Compensation and Benefits Committee and performance graph included in this section are provided in accordance with the rules and regulations of the SEC.  Pursuant to such rules and regulations, the report and the graph are not to be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the 1934 Securities Exchange Act of 1934, as amended.

          The report of the Employee Compensation and Benefits Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as to the extent that PFF Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Employee Compensation and Benefits Committee Report on Executive Compensation

          The Employee Compensation and Benefits Committee is responsible for administering the compensation and benefits programs for the President and Chief Executive Officer of PFF Bancorp and PFF Bank & Trust, and for all other executive officers.  Compensation of the President and Chief Executive Officer and other executive officers for the fiscal year ended 2005 was paid by PFF Bank & Trust and PFF Bancorp, respectively, and determined by both Boards of Directors upon the recommendation of the Employee Compensation and Benefits Committee for PFF Bank & Trust and PFF Bancorp.

          The committee reviews the compensation and benefits programs for all executive officers on an annual basis.  Recommendations and rationale of Messrs. Rinehart, McCarthy, Talbott, Smith and Groene’s positions with PFF Bank & Trust and PFF Bancorp, respectively, are taken into consideration during such review.

          The committee strives to provide a compensation program that assures both the motivation and retention of the executive officers, proper alignment with the financial interests of our shareholders, and competitiveness with the external marketplace. To this end, the Employee Compensation and Benefits Committee has established the following goals as incentives in setting executive compensation, including benefits: (i) to target base salaries at a competitive average; (ii) to reward the achievement of PFF Bancorp and PFF Bank & Trust’s annual and long term strategic goals; (iii) to retain executive officers by offering a full range of benefits available at a competitive level to executives of comparable banking institutions; and (iv) to provide additional motivation for the executive officers to enhance shareholder value by linking a portion of the compensation package to benchmarks that they believe influence the performance of our common stock.

          PFF Bancorp’s and PFF Bank & Trust’s compensation program for executive officers consists of cash or non-cash remuneration in the form of: salary, bonus, profit-sharing, deferred compensation, auto allowance, 401(k) employer match contribution, Supplemental Executive Retirement Plan (“SERP”) payments, ESOP allocations, stock grants and options, and other types of remuneration deemed by the Board to be appropriate.  These elements are intended to provide an overall compensation package that is commensurate with PFF Bancorp’s and PFF Bank & Trust’s financial resources, that is appropriate to assure the retention of experienced management personnel, and that will align their financial interests with those of our shareholders.

          Base Salaries.  Salary levels recommended by the committee are intended to be in the middle range of the marketplace.  There is no provision for “automatic annual raises;” however, adjustments will be made from time to time for individuals whose salaries are trailing the market.  Sources of compensation information include a peer group analysis as obtained through review of proxy statements and various compensation surveys including Employer Group Survey, Economic Research Institute Survey, Western Management Group Survey, California Bankers Association Survey, American Community Bankers Survey and other published sources and consultation with independent compensation consultants.

          Notwithstanding base salary levels, the committee believes that high performance deserves high financial rewards.  For this reason, the committee has established two annual cash bonus plans.  One plan, at the PFF Bank & Trust level, measures and rewards achievement of internally established goals.  The second plan, at the PFF Bancorp level, measures performance compared to a peer group.  Taken together these cash bonus plans offer executive officers the opportunity of approximately doubling their annual salaries for truly outstanding performance.

          Once each year the President and Chief Executive Officer presents to the full Board of Directors, in executive session, his evaluation and the salary of each of the senior executive officers.  While such evaluations are the primary responsibility of the President and Chief Executive Officer, the Board of Directors believes it prudent to conduct general oversight of the status of the senior management team.

          Incentive Plans.  The Board of Directors and shareholders have approved Incentive Plans in 1996, 1999 and 2004, under which officers may receive options and awards.  All stock options and awards under the 1996 Incentive Plan have vested.  Under the 1999 Incentive Plan, the committee may award stock options and other rights.  The vesting of stock options granted under the 1999 Incentive Plan are determined by the committee.  All options granted under the 1999 Incentive Plan provide for vesting at fifty percent (50%) per year over a two year period.  At March 31, 2005, 12,428 options granted under the 1999 Incentive Plan remained unvested.  Under the 2004 Equity Incentive Plan, the committee is authorized to grant options or restricted stock awards to directors or employees.  No options or restricted stock awards had been granted under the 2004 Incentive Plan as of March 31, 2005.  During May 2005, restricted stock awards, all of which were performance-based, were granted to employees.  Subject to meeting or exceeding specified performance measures, the maximum number of shares vesting as of March 31, 2006, 2007 and 2008 will be 72,062 shares, 146,318 shares and 218,380 shares, respectively.  The specified performance measures include percentage growth in diluted earnings per share, return on average equity, total shareholder return and efficiency ratio (all of which are to be measured relative to a defined peer group) as well as percentage growth in PFF Bank’s deposit households and in the Four-Cs (commercial, construction and land, commercial real estate and equity based consumer loans) (both of which are to be measured relative to internal targets).  The committee believes that stock ownership is a significant incentive in aligning the interests of employees with those of shareholders.  Stock options and awards have been allocated by the committee based upon organizational responsibility, regulatory practices and policies, the practices of other financial institutions, as verified by external surveys based upon the officers’ level of responsibility and contributions to PFF Bancorp and PFF Bank & Trust.  The committee will consider the amount of outstanding awards in determining the total annual compensation package.

          Chief Executive Officer.  In addition to the goals associated with the annual incentive plan, the Board conducts a general evaluation of the President and Chief Executive Officer’s performance twice each year.  This review includes a variety of considerations such as the quality and source of earnings, budget management, regulatory compliance, community and internal leadership and strategic vision and implementation.  Specific accomplishments included the opening of new branch sites in Yucaipa and Beaumont, continued focus on cost containment, growth of our Sacramento Major Loan department, relocation of the Data Operations Center, increased core deposit and loan volumes, record earnings performance, expansion of the net interest margin and a continuing low level of non-performing assets.  In addition to considering these specific accomplishments, consideration was given to the results of an extensive survey of peer financial institutions.

          The goal of the above referenced compensation policies, as implemented by the committee, is to be certain that all executives are compensated consistent with the above guidelines and to assure that all reasonable and possible efforts are being exerted to maximize shareholder value.  Compensation levels will be reviewed as frequently as necessary to ensure this result.

Employee Compensation and Benefits Committee of PFF Bancorp, Inc.

Stephen C. Morgan (Chairman)
Robert W. Burwell
Curtis W. Morris

          Employee Compensation and Benefits Committee Interlocks and Insider Participation.

          During the year ended March 31, 2005, there were no interlocks between members of the Employee Compensation and Benefits Committee or our executive officers and corporations with respect to which such persons are affiliated.

          Performance Graph

          The following graph compares our total cumulative shareholder return based on the market price of our common stock with the cumulative total return of companies on the S&P 500 and the SNL Western Thrift Index for the period beginning on March 31, 2000 to March 31, 2005.

	Period Ending

Index	03/31/00	03/31/01	03/31/02	03/31/03	03/31/04	03/31/05

PFF Bancorp, Inc.	100.00	149.78	206.01	214.21	362.81	401.94
S&P 500	100.00	78.35	78.66	59.18	80.09	85.48
SNL Western Thrift Index	100.00	200.38	194.33	216.72	301.94	305.53

Summary Compensation Table

          The following table provides information about the compensation paid during the fiscal year ended March 31, 2005 to the Chief Executive Officer of PFF Bancorp and PFF Bank & Trust and to the four other most highly compensated executive officers of PFF Bancorp and PFF Bank & Trust whose combined annual salary and bonus for fiscal 2005 was at least $100,000.  These individuals are referred to as “named executive officers” in this proxy statement.

Summary Compensation Table

					Long Term Compensation

		Annual Compensation			Awards		Payouts

Name and Principal Positions with PFF Bancorp	Year	Salary($)(1)	Bonus($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Awards ($)	Options (#)	All Other Compensation ($)

Larry M. Rinehart,	2005	$381,552	$405,310	$10,800	—	—	$42,303	(4)
President and Chief Executive	2004	353,292	400,690	10,800	—	—	101,481
Officer	2003	342,992	18,825	10,800	—	—	47,472
Kevin McCarthy,	2005	$254,364	$221,888	$10,800	—	—	$27,954	(4)
Senior Executive Vice President	2004	235,524	219,235	10,800	—	—	47,898
and Chief Operating Officer	2003	228,654	18,825	10,800	—	—	33,563
Gregory C. Talbott,	2005	$241,536	$210,799	$10,800	—	—	$20,037	(4)
Executive Vice President, Chief	2004	223,740	207,339	10,800	—	—	38,318
Financial Officer and Treasurer	2003	217,235	18,825	10,800	—	—	28,158
Jerald W. Groene,	2005	$197,604	$137,944	$10,800	—	—	$18,692	(4)
Senior Vice President and Chief	2004	190,008	137,147	10,800	—	—	28,343
Lending Officer	2003	171,496	18,825	10,800	—	—	23,433
Gilbert F. Smith,	2005	$183,708	$128,238	$10,800	—	—	$17,975	(4)
Senior Vice President and	2004	176,628	128,510	10,800	—	—	25,868
General Counsel	2003	171,496	13,825	10,800	—	—	22,513

(1)	Included in this figure are amounts deferred by the executive officer pursuant to PFF Bank & Trust’s 401(k) Plan.
(2)	Reflects bonuses earned during the year designated, which were paid during the following year.
(3)

Includes $10,800 for each officer as payment for automobile allowances.  The aggregate value of non-cash benefits and perquisites for fiscal 2005 did not, in the case of any executive officer, exceed the lesser of $50,000 or 10% of the aggregate salary and annual bonus reported for him in the Summary Compensation Table.

(4)

Includes (i) $7,374, $4,372, $79, $1,309 and $209 in life insurance premiums; (ii) $5,065, $3,663, $1,033, $1,169 and $2,783 in contributions to PFF Bank & Trust’s 401(k) plan; and (iii)  $16,506, $16,506, $16,506, $15,982 and $14,857 in contributions to the ESOP paid by PFF Bank & Trust for the benefit of Messrs. Rinehart, McCarthy, Talbott, Groene and Smith, respectively.  Includes $13,358, $3,314 and $2,419 in adjustments to the ESOP/SERP Plans for the benefit of Messrs. Rinehart, McCarthy and Talbott, respectively.  Includes $232 and $126 in interest on the Bank’s Deferred Compensation Plan for the benefit of Messrs. Groene and Smith, respectively.

EMPLOYMENT AGREEMENTS

          Effective as of May 25, 2005, PFF Bank & Trust and PFF Bancorp, entered into amended and restated employment agreements with Larry M. Rinehart, Kevin McCarthy and Gregory C. Talbott.  The employment agreements provide for a three-year term for the executives.  The PFF Bank & Trust employment agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of each executive.  The terms of the PFF Bancorp employment agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors.  The agreements provide that each executive’s base salary will be reviewed annually.  The annual base salaries for Messrs. Rinehart, McCarthy and Talbott for the current fiscal year are $396,822, $264,534 and $251,326, respectively.  In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

          The agreements provide for termination for cause as defined in the agreements at any time.  In the event the Bank or the Bancorp chooses to terminate the executive’s employment for reasons other than for cause, or in the event of the executive’s resignation upon: (i) failure to re-elect the executive to his current office(s); (ii) a material change in the executive’s functions, duties or responsibilities; (iii) a relocation of the executive’s principal place of employment by more than 25 miles; (iv) a material reduction in the benefits and perquisites to the executive; (v) liquidation or dissolution of the Bank or the Bancorp; or (vi) a breach of the agreement by PFF Bank & Trust or PFF Bancorp, the executive or, in the event of the executive’s subsequent death, his beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to the executive and the contributions that would have been made on the executive’s behalf to any employee benefit plans during the remaining term of the agreement.  PFF Bank & Trust and PFF Bancorp would also continue, and pay for, the executive’s life, health and disability coverage for the remaining term of the agreement.

          Under the agreements, if a voluntary or involuntary termination, other than for cause, follows a change in control of PFF Bank & Trust or PFF Bancorp (as defined in the employment agreements) within ninety days of such change in control, the executive or, in the event of the executive’s death, his beneficiary, would be entitled to a severance payment equal to three times the average of the three preceding taxable years’ annual compensation (as defined in the employment agreements).  PFF Bank & Trust and PFF Bancorp would also continue, and pay for, the executive’s life, health, and disability coverage for thirty-six months.

          Payments under the agreements in the event of a change in control may constitute an excess parachute payment under Section 280G of the Internal Revenue Code (the “Code”) for executive officers, resulting in the imposition of a 20% excise tax on the recipient and denial of the deduction for such excess amounts to PFF Bank & Trust and PFF Bancorp.  Under the PFF Bancorp agreement, if such payment constitutes an excess parachute payment under Section 280G of the Code, PFF Bancorp would reimburse the executive for the amount of this excise tax and would make an additional gross-up payment so that, after payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, the executive will retain approximately the same net-after tax amounts under the employment agreement that he would have retained if there were no 20% excise tax.  The effect of this provision is that PFF Bancorp, rather than the executive, bears the financial cost of the excise tax.  Neither PFF Bancorp nor PFF Bank & Trust could claim a federal income tax deduction for an excess parachute payment, excise tax reimbursement payment or gross-up payment.  All payments under these agreements are conditioned on the executive releasing PFF Bank & Trust and PFF Bancorp from any causes of action against PFF Bank & Trust or PFF Bancorp arising during any period of employment from the employment relationship, other than claims under the various employee benefit plans of PFF Bank & Trust and PFF Bancorp.

          Payments to the executive under the PFF Bank & Trust employment agreements will be guaranteed by PFF Bancorp in the event that payments or benefits are not paid by PFF Bank & Trust.  Payment under the PFF Bancorp employment agreements would be made by PFF Bancorp.  All reasonable costs and legal fees paid or incurred by the executive pursuant to any dispute or question of interpretation relating to the agreements shall be paid by PFF Bank & Trust or PFF Bancorp, respectively, if the executive is successful pursuant to a legal judgment, arbitration or settlement.  The employment agreements also provide that PFF Bank & Trust and the PFF Bancorp shall indemnify the executive to the fullest extent allowable under federal and Delaware law, respectively.

TERMINATION AND CHANGE IN CONTROL AGREEMENTS

          Effective as of May 25, 2005, PFF Bank & Trust and PFF Bancorp have entered into parallel two-year termination and change in control agreements with Gilbert F. Smith, Robert L. Golish, Jerald W. Groene and Lynda Scullin, as well as four other officers of PFF Bank & Trust, PFF Bancorp and their affiliates.

          Commencing on the first anniversary date and continuing on each anniversary thereafter, the change in control agreements with PFF Bank & Trust may be renewed by the Board of Directors for an additional year.  The terms of the PFF Bancorp change in control agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors.  The change in control agreements provide that in the event a voluntary or involuntary termination, other than for cause, follows a change in control of PFF Bank & Trust or PFF Bancorp, the officer or, in the event of death, his beneficiary, would be entitled to receive a severance payment equal to two times the officer’s average annual compensation (as defined in the termination and change of control agreements) for the three years preceding such termination.  The PFF Bank & Trust or PFF Bancorp would also continue, and pay for, the officer’s life, health and disability coverage for a period of twenty-four (24) months from the date of termination.  Payments to the officer under the PFF Bank & Trust change in control agreements will be guaranteed by PFF Bancorp in the event that payments or benefits are not paid by PFF Bank & Trust.

          The change in control agreements also provide for a severance payment in the event of an involuntary termination of the officer other than in a change in control, except for cause.  The severance payment is a sum equal to twenty-six weeks of base salary for each three years of service (rounded up to the next whole year of service in the case of partial years) up to a maximum of one-hundred and four weeks with a minimum payment of twenty-six weeks. All payments under these agreements are conditioned on the officer releasing PFF Bank & Trust and PFF Bancorp from any causes of action against PFF Bank & Trust or PFF Bancorp arising during any period of employment from the employment relationship, other than claims under the various employee benefit plans of PFF Bank & Trust and PFF Bancorp.

          Payments under the agreements in the event of a change in control may constitute an excess parachute payment under Section 280G of the Code for the officers, resulting in the imposition of a 20% excise tax on the recipient and denial of the deduction for such excess amounts to PFF Bank & Trust and PFF Bancorp.  Under the Bancorp agreement, if such payment constitutes an excess parachute payment under Section 280G of the Code, PFF Bancorp would reimburse the officer for the amount of this excise tax and would make an additional gross-up payment so that, after payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, the officer will retain approximately the same net-after tax amounts under the officer that he or she would have retained if there were no 20% excise tax.   The effect of this provision is that PFF Bancorp, rather than the officer, bears the financial cost of the excise tax.  Neither PFF Bancorp nor PFF Bank & Trust could claim a federal income tax deduction for an excess parachute payment, excise tax reimbursement payment or gross-up payment.

BENEFIT PLANS

          1996 Incentive Plan.  The 1996 Incentive Plan provided discretionary awards of options to purchase common stock, option-related awards and awards of common stock to officers, directors and key employees as determined by a committee of the Board of Directors.  All outstanding awards to officers and directors have vested and no shares are currently reserved for future grants under this plan. The 1996 Incentive Plan is not subject to ERISA and is not a tax-qualified plan.  No awards were made under the 1996 Incentive Plan in fiscal 2005 to any of the named executive officers.

          1999 Incentive Plan.  The 1999 Incentive Plan provided discretionary awards of options to purchase common stock and option-related awards to officers, directors, employees and its affiliates as determined by a committee of the Board of Directors consisting of two or more outside directors.  All outstanding awards to officers and directors have vested and no shares are currently reserved for future grants under this plan.  The 1999 Incentive Plan is not subject to ERISA and is not a tax-qualified plan.  No awards were made under the 1999 Incentive Plan in fiscal 2005 to any of the named executive officers.

          2004 Equity Incentive Plan.  The 2004 Equity Incentive Plan provides for discretionary awards of options to purchase common stock, option-related awards, restricted stock awards, and performance-based awards of cash or stock to officers, directors, and employees as determined by a committee of the Board of Directors consisting of two or more outside directors.  The 2004 Equity Incentive Plan is not subject to ERISA and is not a tax-qualified plan.  As of March 31, 2005, there were 1,112,632 options or 556,315 restricted stock awards reserved for issuance under this plan.  No awards were made under the 2004 Equity Incentive Plan in fiscal 2005 to any of the named executive officers.  Of the 436,760 performance-based restricted stock awards granted to employees during May 2005, 286,580 were granted to named executive officers.

          The following table provides the value for “in-the-money” options for the named executive officers, which represent the positive spread between the exercise price of any such existing stock options and the closing price per share of the common stock on March 31, 2005, the last trading day of the 2005 fiscal year, which was $27.60 per share.  The following table has been adjusted to reflect the 40% stock dividend paid on September 5, 2003 and the 50% stock dividend paid on March 3, 2005.

2005 Fiscal Year End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-end (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-end ($) Exercisable/Unexercisable(2)

Larry M. Rinehart	312,332	6,726,874	0/0	0/0
Kevin McCarthy	241,950	4,857,048	133,789/0	1,733,153/0
Gregory C. Talbott	46,500	961,632	149,222/0	2,572,450/0
Jerald W. Groene	0	0	0/0	0/0
Gilbert F. Smith	54,576	840,385	23,833/0	356,096/0

(1)	Based upon market price of shares upon exercise minus the exercise price of the options.
(2)	Based on the closing price per share of common stock on March 31, 2005, the last trading day of the fiscal 2005 year, which was $27.60, minus the exercise price of the options.

          Retirement Plan.  PFF Bank & Trust maintains a tax-qualified defined benefit plan (the “Retirement Plan”) for certain salaried employees who had attained the age of 21 and completed one year of service prior to December 31, 1995.  Effective December 31, 1995, the Retirement Plan was frozen and participants ceased the accrual of additional benefits under the Retirement Plan although vesting will continue according to the terms of the Retirement Plan.  After December 31, 1995, no new participants entered the Retirement Plan.

          The Retirement Plan provides for a monthly benefit to the employee upon retirement after the later of (i) attainment of age 65 or (ii) the fifth anniversary of the employee’s initial participation in the Retirement Plan.  The Retirement Plan also provides for a monthly benefit upon the participant’s death, disability and early retirement.  Early retirement is conditioned upon the attainment of the age of 55, and the completion by the participant of 15 years of service.  No new accrual of years of service has occurred since December 31, 1995.  Benefits under the Retirement Plan are determined taking into account the participant’s final average earnings, social security benefits and years of credited service under the Retirement Plan as of December 31, 1995.  The final average salary as of December 31, 1995 for Messrs. Rinehart, McCarthy, Talbott, Smith and Groene is $137,153, $92,124, $104,720, $107,220, and $84,334, respectively.

          The following table sets forth the estimated annual benefits payable upon retirement at age 65 in the year ended December 31, 1995, expressed in the form of a single life annuity, for the final average salary and benefit service classifications specified.

	PFF Bank & Trust Employee Pension Plan Years of Service

Final Average Compensation	15	20	25	30	35

$ 50,000	$13,598	$18,130	$22,663	$22,663	$49,538
100,000	29,723	39,630	49,538	49,538	76,413
150,000	45,848	61,130	76,413	76,413	76,413
200,000	45,848	61,130	76,413	76,413	76,413
250,000	45,848	61,130	76,413	76,413	76,413
300,000	45,848	61,130	76,413	76,413	76,413
350,000	45,848	61,130	76,413	76,413	76,413
400,000	45,848	61,130	76,413	76,413	76,413

          Compensation under the Retirement Plan includes all regular pay and overtime.  The benefit amounts listed above were computed on a single life annuity basis, which is the normal form under the plan.

          The appropriate years of service, as of January 1, 1996, for the named executive officers, are as follows:

	Service

Name	Years	Months

Larry M. Rinehart	19	3
Kevin McCarthy	19	–
Gregory C. Talbott	9	7
Gilbert F. Smith	25	2
Jerald W. Groene	24	6

          Supplemental Executive Retirement Plan.  PFF Bank & Trust maintains a non-qualified Supplemental Executive Retirement Plan (“SERP”) to provide certain officers and highly compensated employees with additional retirement benefits.  The SERP reflects the freezing of the Retirement Plan as of December 31, 1995.  The benefits provided under the SERP are directly related to those provided under the three tax-qualified employee benefit plans sponsored by PFF Bank & Trust, namely the ESOP, the 401(k) Plan and the Retirement Plan.  With respect to the Retirement Plan, the SERP provides a benefit equal to the present value of the previous SERP benefit accrued as of December 31, 1995.  For purposes of the SERP the final average salary as of December 31, 1995 for Messrs. Rinehart, McCarthy,

Talbott, Smith and Groene is $238,164, $156,000, $155,880, $130,440 and $121,404, respectively.  However, this benefit is only provided to the extent not provided under the Retirement Plan.  No additional contributions will be made by PFF Bank & Trust to provide this benefit, as this portion of the SERP is only a deferral mechanism (with interest) of the frozen Retirement Plan benefit.  The SERP also provides a benefit equal to the difference between (i) the benefits which would have been provided by employer contributions to the 401(k) Plan and the ESOP if such contributions and benefits were calculated without the limitations imposed by the applicable contribution limits of the Code for tax-qualified plans and (ii) the actual benefit provided under each plan.  Benefits under the SERP will be provided at retirement in the form of some combination of an annuity, lump sum cash or stock distribution.

          Employee Stock Ownership Plan.  This plan is a tax-qualified plan that covers substantially all employees who have at least one year of service and have attained age 21.  The plan originally purchased 3,332,700 shares (retroactively adjusted for the 40% stock dividend paid on September 5, 2003 and the 50% stock dividend paid on March 3, 2005) by means of a loan obtained from PFF Bancorp.

          Although contributions to this plan will be discretionary, PFF Bank & Trust intends to contribute enough money each year to make the required principal and interest payments on the loan from PFF Bancorp.  The loan was for a maximum term of ten years and calls for annual payments of principal and interest.  In addition, the loan allows for additional principal reductions using funds received by the plan from dividends on shares not yet allocated to participant accounts.  As a result of these additional principal reductions, the loan is expected to be repaid in full during December 2005.

          As of March 31, 2005, the plan has allocated 3,255,726 shares to participant accounts.  The plan will allocate the shares released each year among the accounts of participants in proportion to their compensation for the year.  For example, if a participant’s compensation for a year represents 1% of the total compensation of all participants for the year, the plan would allocate to that participant 1% of the shares released for the year.  Participants direct the voting of shares allocated to their accounts.  Unallocated shares will usually be voted in a way that mirrors the votes which participants cast for shares in their individual accounts.  This plan may purchase additional shares in the future, and may do so using borrowed funds, cash dividends, periodic employer contributions or other cash flow.

          Employee Deferred Compensation Plan.  PFF Bank maintains the PFF Bank Employee Deferred Compensation Plan which is a non-qualified plan that offers certain employees the opportunity to defer cash compensation and stock awarded under the 1996 Incentive Plan.  The benefits under this plan (consisting of participant deferrals and earnings or losses thereon) are payable in lump sum or in installments.  Deferred stock awarded under the 1996 Incentive Plan is accounted for in the plan in the form of common stock units.  The form of benefit for deferred stock is a single lump sum payout or payment of equal installments over time.  Cash compensation deferrals are credited with earnings or losses under a variety of investment options established by the Board of Directors and selected by each plan participant.  Deferred stock is credited with investment earnings or losses according to the performance of PFF Bancorp common stock.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

          With certain exceptions permitted under the Federal Reserve Act and Regulation O, all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.  In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of PFF Bank & Trust’s capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

          PFF Bank & Trust has determined that preferred rate loans for executive officers and directors are part of the Bank’s overall benefits and compensation program, and therefore, executive officers and directors are permitted to receive the preferred rate so long as the loans are otherwise made within the limitations of the Federal Reserve Act and Regulation O.

          As of March 31, 2005, ten of PFF Bank & Trust’s executive officers or directors had a total of ten loans outstanding, totaling approximately $2.7 million in the aggregate.  Of the ten loans currently outstanding to executive officers or directors, nine loans are receiving a preferred rate.  For those receiving the preferred rate, seven loans are secured by the borrower’s principal residence and two loans are secured by a second home.

          It is our policy that all transactions between us and our executive officers, directors, holders of 10% or more of the shares of any class of our common stock and affiliates thereof, contain terms no less favorable to us than could have been obtained by it in arms-length negotiations with unaffiliated persons and are required to be approved by a majority of independent outside directors not having any interest in the transaction, other than the preferred rate for executive officers and directors, which is considered part of their overall benefits and compensation program.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of PFF Bancorp’s common stock, to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership.  Specific due dates for these reports have been established by the SEC and we are to disclose in this proxy statement any late filings or failures to file.

          Based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended March 31, 2005, all Section 16(a) filing requirements applicable to our executive officers and directors during fiscal 2005 were met, with the exception of the following: a Form 4 filing for director Royce A. Stutzman reflecting shares of common stock acquired on June 22, 2004 was filed a day late on June 25, 2004, a Form 4 filing for director Royce A. Stutzman reflecting common stock indirectly acquired on January 28, 2005 was filed late on February 15, 2005, and a Form 4 filing for former Chairman Donald R. DesCombes reflecting shares of common stock sold on November 29, 2004 was filed late on December 7, 2004.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS

          Our independent auditor for the fiscal year ended March 31, 2005 was KPMG LLP.  The Audit Committee has appointed KPMG LLP to act as the independent auditor for PFF Bancorp, Inc. for the fiscal year ending March 31, 2006, and we are asking shareholders to ratify the appointment.

          Representatives of KPMG LLP are expected to be present at the annual meeting to answer questions concerning the financial statements and to make a statement at the meeting if they so desire.

          A majority of the votes entitled to be cast by common shares represented at the annual meeting is required for ratification.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP as independent auditor for PFF Bancorp, Inc.

ADDITIONAL INFORMATION

Information About Shareholder Proposals

          If you wish to submit proposals to be included in our proxy statement for the 2006 Annual Meeting of Shareholders, we must receive them on or before March 31, 2006, pursuant to the proxy soliciting regulations of the SEC.  SEC rules contain standards as to what shareholder proposals are required to be in the proxy statement.  All shareholder proposals for inclusion in our proxy materials shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any shareholder proposal (regardless of whether it is included in our proxy materials), our Certificate of Incorporation and Bylaws, and Delaware law.

By Order of the Board of Directors,

Carole F. Olson
Secretary

Pomona, California
July 28, 2005

To assure that your shares are represented at the annual meeting, please complete, sign, date and promptly return the accompanying proxy card in the postage-paid envelope provided.

Appendix A

AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS

I.        AUDIT COMMITTEE PURPOSE

The Audit Committee (the “Committee”)1 is established by and among the Board of Directors (the “Board”) for the primary purpose of assisting the Board in overseeing:

•	The integrity of PFF Bancorp and its subsidiaries’ (collectively, “PFF Bancorp”) financial statements,
•	PFF Bancorp’s compliance with legal and regulatory requirements,
•	The registered public accounting firm’s qualifications and independence,
•	The performance of PFF Bancorp’s internal audit function and registered public accounting firm, and
•

PFF Bancorp’s system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, ethics and other areas of PFF Bancorp’s operations that management and the Board have established.[2]

Consistent with this purpose, the Committee encourages adherence to and continuous improvement of PFF Bancorp’s policies, procedures and practices at all levels.  The Committee provides an avenue of communication among the auditors, financial and senior management, the internal audit function, and the Board of Directors.

The Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.3

PFF Bancorp shall provide appropriate funding, as determined by the Committee, for compensation to the registered public accounting firm and any advisers that the Committee chooses to engage.4

The Committee will fulfill its responsibilities primarily by carrying out the activities enumerated in Section III of this Charter, and by preparing the report that Securities and Exchange Commission (“SEC”) rules require be included in PFF Bancorp’s annual proxy statement.  The Committee will report regularly to the Board regarding the execution of its duties and responsibilities.5

[1] Section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
[2] New York Stock Exchange (“NYSE”) Listed Company Manual Section 303A.07(c)(i)(A).
[3] Exchange Act Rule 10A-3(b)(4).
[4] Exchange Act Rule 10A-3(b)(6).
[5] NYSE Listed Company Manual Section 303A.07(c)(iii)(H).

II. COMPOSITION AND MEETINGS

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by all applicable rules and regulations), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.6 All members of the Committee shall have a working familiarity with basic finance and accounting practices. At least one member of the Committee shall qualify as an “audit committee financial expert” in compliance with the criteria established by the SEC and other relevant regulations.7 The existence of such member, including his or her name and whether or not he or she is independent, shall be disclosed in PFF Bancorp’s annual report on Form 10-K as required by the SEC.8 The designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the Committee and Board in the absence of such designation or identification.9 Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by PFF Bancorp, an outside consultant or at seminars.10

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. Each regularly scheduled meeting shall conclude with an executive session of the Committee, absent members of management, and on such terms and conditions as the Committee may elect. The Committee will meet periodically with the CEO, CFO, General Counsel and the Chief Internal Auditor  in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately.11 In addition, the Committee will meet with the registered public accounting firm and management to discuss the annual audited financial statements and quarterly financial statements, including PFF Bancorp’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.12

[6] Exchange Act Rule 10A-3(b)(1); NYSE Listed Company Manual Sections 303A.07(a)-(b).
[7] Regulation S-K Item 401(h).

[8] Regulation S-K Item 401(h).  If a company has more than one audit committee financial expert, it may determine whether or not to disclose the existence and name of the other individual(s) who qualify.

9 A person who is determined to be an audit committee financial expert will also not be deemed an “expert” for any purpose, including without limitation for purposes of Section 11 of the Securities Act of 1933, as amended, as a result of being designated or identified as an audit committee financial expert, nor does it impose on such person any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the Committee or the Board. Regulation S-K Item 401(h)(4).

[10] An additional consideration related to composition of the Committee is the amount of time members have to devote to the role.  Although there are no limits on the number of public company audit committees on which an individual may serve, “...if an audit committee member simultaneously serves on the audit committee of more than three public companies,…the board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the listed company’s audit committee and disclose such determination in the listed company’s annual proxy statement.” Commentary to NYSE Listed Company Manual Section 303A.07(a).

[11] NYSE Listed Company Manual Section 303A.07(c)(iii)(E).
[12] NYSE Listed Company Manual Section 303A.07(c)(iii)(B).

III. RESPONSIBILITIES AND DUTIES

          To fulfill its responsibilities and duties the Committee shall:

DOCUMENTS/REPORTS/ACCOUNTING INFORMATION REVIEW

1.	Review this Charter periodically, at least annually, and recommend to the Board any necessary amendments as conditions dictate.

2.

Review and discuss with management and the registered public accounting firm PFF Bancorp’s annual financial statements,[13] PFF Bancorp’s disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and all internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by PFF Bancorp to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) and relevant reports rendered by the registered public accounting firm (or summaries thereof).

3.

The Committee or Committee member designee will review with management and the registered public accounting firm the quarterly financial statements and PFF Bancorp’s disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to filing of the Form 10-Q

4.	Recommend to the Board whether the audited financial statements should be included in the Annual Report on Form 10-K.[14]

5.

Committee or Committee member designee reviews PFF Bancorp’s earnings press releases with management prior to official dissemination, including a review of any “pro-forma” or “adjusted” non-GAAP information.[15]

6.

Discuss with management financial information and earnings guidance provided to analysts and rating agencies.  Such discussions may be on general terms (e.g., discussion of the types of information to be disclosed and the type of presentation to be made).[16]

7.	Review the regular internal audit reports (or summaries thereof) to management and management’s response.

[13] Regulation S-K Item 306
[14] Regulation S-K Item 306.
[15] NYSE Listed Company Manual Section 303A.07(c)(iii)(C) and commentary thereto.
[16] NYSE Listed Company Manual Section 303A.07(c)(iii)(C).

Registered public accounting firm

8.

Evaluate the Committee’s need to request proposals from registered public accounting firms at least annually.  To select a registered public accounting firm, the Committee may solicit a “Request for Proposal” from at least three registered public accounting firms, to independently review and evaluate the quality of service and comparability of available alternatives.

9.

Appoint, compensate, retain and oversee the work performed by the registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for PFF Bancorp.  Review the performance of the registered public accounting firm and remove the registered public accounting firm if circumstances warrant. The registered public accounting firm shall report directly to the Committee and the Committee shall oversee the resolution of disagreements between management and the registered public accounting firm regarding financial reporting in the event that any disagreements arise.[17] Consider whether the registered public accounting firm’s performance of permissible nonaudit services is compatible with the registered public accounting firm’s independence.[18]

10.

Review with the registered public accounting firm any audit problems or difficulties encountered during the course of the audit work and management’s response, including any restrictions on the scope of the registered public accounting firm’s activities or on access to requested information, and any significant disagreements with management.  The review may also include any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement, and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to PFF Bancorp.  The review should also include discussion of the responsibilities, budget and staffing of PFF Bancorp’s internal audit function.[19]

11.

Review the registered public accounting firm’s attestation and report on management’s internal control report;[20] and hold timely discussions with the registered public accounting firm regarding the following:

•	all critical accounting policies and practices;[21]

[17] Exchange Act Rule 10A-3(b)(2). Though not expressly required to be included in the audit committee charter by rule or regulation, the audit committee may consider including a responsibility to evaluate the qualifications of key members of the registered public accounting firm’s team, as well as to ensure compliance with the partner rotation requirements (though the ultimate responsibility for executing rotation requirement rests with the registered public accounting firm).

[18] Item 9 of Proxy Statement pursuant to Section 14(a) (Schedule 14A) of the Exchange Act.
[19] NYSE Listed Company Manual Section 303A.07(c)(iii)(F).
[20] Sarbanes-Oxley Act Section 404(b).
[21] Exchange Act Section 10A(k)(i).

•

all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm;[22]

•	other material written communications between the registered public accounting firm and management, including, but not limited to, the management letter and schedule of unadjusted differences;[23]and
•

an analysis of the auditor’s judgment as to the quality of PFF Bancorp’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.[24]

12.	At least annually, obtain and review a report by the registered public accounting firm describing:

	•	the firm’s internal quality control procedures;
•

any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

	•	all relationships between the registered public accounting firm and PFF Bancorp (to assess the registered public accounting firm’s independence). [25]

13.

Evaluate the qualifications, performance and independence of the registered public accounting firm, which will include considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor.  The Committee will present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy the qualification, performance and independence of the auditor.

14.

Review and preapprove both audit engagement fees and terms, and nonaudit services to be provided by the registered public accounting firm (other than with respect to de minimis[26] exceptions). This duty may be delegated to one or more designated members of the Committee who are independent members of the Board, with any such preapproval reported to the Committee at its next regularly scheduled meeting.[27] Approval of nonaudit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.[28]

[22] Exchange Act Section 10A(k)(ii).
[23] Exchange Act Section 10A(k)(iii).
[24] Regulation S-K Item 306, promulgated under the Exchange Act.
[25] NYSE Listed Company Manual Section 303A.07(c)(iii)(A).

[26] The pre-approval requirement is waived with respect to non-audit services if: (1) The aggregate amount of all such non-audit services provided constitutes no more than five percent of the total amount of revenues paid by PFF Bancorp to its auditor during the fiscal year in which the non-audit services are provided; (2) Such services were not recognized by PFF Bancorp at the time of the engagement to be non-audit services; and (3) Such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee. Exchange Act Section 10A(i)(1)(B).

[27] Exchange Act Section 10A(i)(3).

[28] Exchange Act Section 10A(i)(2).  In its policy regarding preapproval on audit and nonaudit services, the Committee may choose to address which classes of services (e.g., tax compliance services) can be preapproved in advance.

15.

Consider whether, in order to assure continuing independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the registered public accounting firm itself on a regular basis.

16.	Set clear hiring policies for employees or former employees of the registered public accounting firm. [29]

Financial Reporting Processes and Accounting Policies

17.

In consultation with the registered public accounting firm and the internal auditors, review the integrity of the organization’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls). Meet with representatives of management’s disclosure committee on a periodic basis to discuss any matters of concern arising from the Disclosure Committee’s quarterly process to assist the CEO and CFO in their certifications per Section 302 of the Sarbanes-Oxley Act.

18.

Review major issues regarding accounting principles and financial statement presentations, including any significant changes in PFF Bancorp’s selection or application of accounting principles, and major issues as to the adequacy of PFF Bancorp’s internal controls and any special audit steps adopted in light of material control deficiencies.[30]

19.

Review analyses prepared by management and/or the registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements. [31]

20.	Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of PFF Bancorp.[32]

21.	Maintain procedures for the receipt, retention, and treatment of complaints regarding financial, accounting, internal accounting controls or auditing matters.[33]

[29]  NYSE Listed Company Manual Section 303A.07(c)(iii)(G). The Committee should set policies that take into account the pressures that may exist for auditors consciously or subconsciously seeking a job with PFF Bancorp. Such policy should take into consideration the one-year “cooling off period” for individuals in the role of CEO, CFO, controller, CAO or the equivalent as outlined by Section 206 of the Sarbanes-Oxley Act.

[30] General commentary to NYSE Listed Company Manual Section 303A.07(c).
[31] General commentary to NYSE Listed Company Manual Section 303A.07(c).
[32] General commentary to NYSE Listed Company Manual Section 303A.07(c).
[33] Exchange Act Rule 10A-3(b)(3)(i).

22.	Maintain procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.[34]

Internal Audit 35, 36

23.	Review and advise on the selection and removal of the Chief Internal Auditor.

24.	Review activities, organizational structure, and qualifications of the internal audit function.

25.	Annually review and recommend changes (if any) to the Internal Audit Department’s Charter.

26.

Periodically, and as circumstances warrant, review with the Chief Internal Auditor any significant difficulties, disagreements with management, or scope restrictions encountered in the course of audit work.

27.	Periodically review, with the registered public accounting firm, the budget, staffing, and responsibilities of the internal audit function.[37]

Ethical Compliance, Legal Compliance, and Risk Management

28.

Establish, review and periodically update the Company’s Code of Ethical Conduct (the “Code”) and ensure that management has established a system to enforce this Code.  Ensure that the Code is in compliance with all applicable rules and regulations.

29.

Ensure that management has the proper review system in place to ensure that PFF Bancorp’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

30.	Review, with PFF Bancorp’s counsel, legal compliance matters including corporate securities trading policies.

31.	Review with PFF Bancorp’s counsel, any legal matter that could have a significant impact on PFF Bancorp’s financial statements.

32.

Discuss policies with respect to risk assessment and risk management.  Such discussions should include PFF Bancorp’s major financial and accounting risk exposures and the steps management has undertaken to control them.[38]

[34] Exchange Act Rule 10A-3(b)(3)(ii).
[35] Though not a requirement by rule or regulation, many companies have a process in place by which the internal and external auditor evaluate each other on an annual basis.
[36] Section 303A.07(d) of the NYSE Listed Company Manual requires that listed companies have an internal audit function.
[37] Commentary to NYSE Listed Company Manual Section 303A.07(b)(ii)(H).
[38] NYSE Listed Company Manual Section 303A.07(c)(iii)(D).

Other Responsibilities

33.

Review with the registered public accounting firm, the Internal Audit Department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

34.	Prepare the report that the SEC requires be included in the PFF Bancorp Annual Proxy Statement.[39]

35.	Annually, perform a self-assessment relative to the Committee’s purpose, duties and responsibilities outlined herein.[40]

36.	Perform any other activities consistent with this Charter, PFF Bancorp’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Limitation of Audit Committee’s Role

37.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that PFF Bancorp’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.  These are the responsibilities of management and the registered public accounting firm.

[39] NYSE Listed Company Manual Section 303A.07(c)(i)(B).
[40] NYSE Listed Company Manual Section 303A.07(c)(ii).

VOTE BY INTERNET -www.proxyvote.com
PFF BANCORP, INC. 350 S. GAREY AVE POMONA, CA 91766

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by PFF Bancorp, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to PFF Bancorp, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PFFBT1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PFF BANCORP, INC.

The Board of Directors unanimously recommends a vote “FOR” all the nominees named in Item 1 and a vote "FOR" the proposal in Item 2.		For All	Withhold For All	For All Except	Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, mark “For All Except” and write that nominee's name on the line below.

1.	Election of two directors for terms of three years each. Nominees: Robert W. Burwell and Curtis W. Morris	☐	☐	☐

		For	Against	Abstain

2.	Ratification of the appointment of KPMG LLP as independent auditors of PFF Bancorp, Inc. for the fiscal year ending March 31, 2006	☐	☐	☐

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate partnership proxies should be signed by an authorized officer.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement for the Annual Meeting dated July 28, 2005.

For address changes and/or comments, please check this box and write them on the back where indicated	☐

Please indicate if you plan to attend this meeting	☐	☐	Please indicate if you would like to keep your vote confidential under the current policy	☐	☐

	Yes	No		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

PFF Bancorp, Inc.	REVOCABLE PROXY

This Proxy is solicited on behalf of the Board of Directors of PFF Bancorp, Inc.
for the Annual Meeting of Shareholders to be held on September 13, 2005.

The undersigned shareholder of PFF Bancorp, Inc. hereby appoints Royce A. Stutzman and Stephen C. Morgan, each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of PFF Bancorp, Inc. held of record by the undersigned on July 18, 2005, at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 9:00 a.m., local time, on September 13, 2005, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, dated July 28, 2005 and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this Proxy will be voted FOR the election of all nominees listed in Item 1 and FOR the proposal listed in Item 2.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)